Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Fourth Quarter and Full Year 2019 Financial Results

–     Record annual revenue of $263.8 million increased 5.2% year-over-year

–     2019 DAS access fee revenue of $36.4 million increased 49.8% year-over-year

–     Launched 15 new DAS venues to total 73 live in 2019

LOS ANGELES – March 2, 2020 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Revenue of $64.1 million decreased 5.5% compared to $67.8 million in the fourth quarter of 2018. Revenue reflected growth in military/multifamily and wholesale Wi-Fi which was offset by declines in DAS, advertising and other and retail revenue.

o	Military/multifamily revenue of $24.0 million increased 2.5% compared to $23.4 million in the fourth quarter of 2018.

o	Wholesale Wi-Fi revenue of $11.1 million increased 0.6% compared to $11.1 million in the fourth quarter of 2018.

•	Net loss attributable to common stockholders was $(5.2) million, or $(0.12) per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share, in the fourth quarter of 2018.

•	Adjusted EBITDA of $19.8 million decreased 14.5% compared to $23.2 million in the fourth quarter of 2018. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities of $27.6 million increased 22.9% compared to $22.5 million in the fourth quarter of 2018.

•	Free cash flow was $(4.6) million compared to $(13.7) million in the fourth quarter of 2018. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

Full Year 2019 Financial Highlights

•	Revenue of $263.8 million increased 5.2% compared to $250.8 million in 2018. Growth was driven by strength in military/multifamily and DAS.

o	Military/multifamily revenue of $97.9 million increased 26.0% compared to $77.7 million in 2018.

o	DAS revenue of $97.4 million increased 2.3% compared to $95.2 million in 2018. DAS revenue for the year was comprised of $61.0 million of build-out project revenue and $36.4 million of access fee revenue. DAS access fee revenue increased 49.8% year-over-year.

•	Net loss attributable to common stockholders was $(10.3) million, or $(0.23) per diluted share, compared to a net loss of $(1.2) million, or $(0.03) per diluted share, in 2018.

•	Adjusted EBITDA of $82.6 million decreased 10.0% compared to $91.8 million in 2018.

•	Net cash provided by operating activities of $108.7 million increased 16.5% compared to $93.3 million in 2018.

•	Free cash flow was $(25.0) million compared to $(15.4) million in 2018.

Corporate Developments

•	Management is not commenting on rumors regarding the recent news story speculating the Company is exploring a potential sale. The Company has received multiple inquiries regarding a potential strategic transaction. Accordingly, the Company’s Board of Directors has engaged advisors to assess these opportunities. As a result, the Company is suspending forward-looking financial guidance until further notice.

•	On December 11, 2019, the Company’s Board of Directors approved a plan to restructure the business to drive long-term sustainable revenue growth, better align resources, improve operational efficiencies and increase profitability. The realignment plan enables the Company to focus efforts on the core businesses which include providing services to the wireless carriers, generating business on military bases and growing the multifamily business. The remaining legacy businesses, including retail and advertising, will be managed to maximize profitability. The Company expects the restructuring will decrease operating costs by approximately $11.0 million on an annualized basis beginning in 2020.

Business Highlights

•	The Company launched 15 new DAS venue locations with Tier One carriers during 2019, including two in the fourth quarter of 2019. As of December 31, 2019, the Company had 73 DAS venues live comprised of 38,100 DAS nodes and an additional 11,700 nodes in backlog. This compares to 58 DAS venues live comprised of 29,900 DAS nodes as of December 31, 2018.

•	The Company deployed wireless infrastructure to cover an additional 11,000 military beds in 2019, bringing the total footprint to 355,000 military beds on 64 military bases.

Management Commentary

“2019 was a year of significant progress as we laid the foundation to help position Boingo for long-term growth which we believe will drive enhanced shareholder value,” commented Mike Finley, Chief Executive Officer of Boingo Wireless. “Carrier services, which is comprised of DAS, Wi-Fi offload, and macro towers, remains the most important driver of long-term value for our business. We deployed 15 new DAS venues in 2019, including two in the fourth quarter, with another 61 DAS venues in backlog. Two venues in the backlog include the MTA Long Island Rail Road and Grand Central Terminal East Side Access projects in New York City, which we expect to be the largest DAS deployments in Boingo’s history. We believe our long-term wireless rights in key strategic venues, coupled with our neutral-host approach and long-standing relationships with the carriers, give us a unique ability to deliver the next generation of convergence.”

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss their fourth quarter and full year 2019 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, March 2, 2020. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13698609 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax benefit, interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Lease Changes

On January 1, 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. Results for reporting periods beginning on January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 840, Leases. Adoption of the new standard resulted in the recording of $16.9 million of operating lease right-of-use assets and $22.3 million of operating lease liabilities as of January 1, 2019.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo's future growth opportunities, strategic plans and transactions and any future guidance. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$64,056	$67,808	$263,790	$250,821
Costs and operating expenses:
Network access	29,245	33,646	119,613	113,572
Network operations	14,954	13,386	57,027	52,215
Development and technology	9,041	8,489	34,575	31,372
Selling and marketing	6,661	6,157	24,443	22,647
General and administrative	6,935	8,084	27,265	30,302
Amortization of intangible assets	1,206	1,203	4,571	3,710
Total costs and operating expenses	68,042	70,965	267,494	253,818
Loss from operations	(3,986)	(3,157)	(3,704)	(2,997)
Interest expense and amortization of debt discount	(1,877)	(2,342)	(8,618)	(2,400)
Interest income and other expense, net	417	606	2,017	513
Loss before income taxes	(5,446)	(4,893)	(10,305)	(4,884)
Income tax benefit	282	5,351	28	5,153
Net (loss) income	(5,164)	458	(10,277)	269
Net income attributable to non-controlling interests	8	42	19	1,489
Net (loss) income attributable to common stockholders	$(5,172)	$416	$(10,296)	$(1,220)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.12)	$0.01	$(0.23)	$(0.03)
Diluted	$(0.12)	$0.01	$(0.23)	$(0.03)

Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	44,194	42,591	43,977	42,066
Diluted	44,194	45,660	43,977	42,066

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$40,401	$149,412
Marketable securities	40,214	—
Accounts receivable, net	33,350	42,766
Prepaid expenses and other current assets	8,235	7,815
Total current assets	122,200	199,993
Property and equipment, net	380,243	314,179
Operating lease right-of-use assets, net(1)	15,196	—
Goodwill	58,579	59,640
Intangible assets, net	14,940	19,152
Other assets	9,309	9,936
Total assets	$600,467	$602,900
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,298	$21,543
Accrued expenses and other liabilities	65,152	62,653
Deferred revenue	61,229	80,383
Current portion of operating leases(1)	2,695	—
Current portion of long-term debt	778	—
Current portion of finance leases	2,721	4,201
Current portion of notes payable	1,527	2,411
Total current liabilities	158,400	171,191
Deferred revenue, net of current portion	166,660	137,205
Long-term portion of operating leases(1)	17,357	—
Long-term debt	162,708	151,670
Long-term portion of finance leases	572	3,293
Long-term portion of notes payable	95	1,618
Deferred tax liabilities	993	1,073
Other liabilities	201	6,728
Total liabilities	506,986	472,778
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,224 and 42,669 shares issued and outstanding for 2019 and 2018, respectively	4	4
Additional paid-in capital	234,638	259,132
Accumulated deficit	(140,973)	(129,930)
Accumulated other comprehensive loss	(1,426)	(1,295)
Total common stockholders’ equity	92,243	127,911
Non-controlling interests	1,238	2,211
Total stockholders’ equity	93,481	130,122
Total liabilities and stockholders’ equity	$600,467	$602,900

(1)	We adopted ASC 842 on January 1, 2019 using the modified retrospective transition method. Adoption of ASC 842 using the modified retrospective method required us to record operating lease right-of-use assets of $16,916 and operating lease liabilities of $22,338 on January 1, 2019.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(10,277)	$269
Adjustments to reconcile net (loss) income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	70,862	78,837
Amortization of intangible assets	4,571	3,710
Impairment loss and loss on disposal of fixed assets and intangible assets held for sale, net	440	238
Stock-based compensation	8,596	12,268
Amortization of deferred financing costs and debt discount, net of amounts capitalized	8,412	2,261
Non-cash operating lease cost	2,350	—
Gains and amortization of premiums/discounts for marketable securities	(609)	—
Change in fair value of contingent consideration	(961)	—
Bad debt expense	181	363
Change in deferred income taxes	(80)	(5,617)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	9,184	(13,702)
Prepaid expenses and other assets	1,233	(800)
Accounts payable	426	(246)
Accrued expenses and other liabilities	7,054	6,477
Deferred revenue	10,301	9,263
Operating lease liabilities	(2,973)	—
Net cash provided by operating activities	108,710	93,321
Cash flows from investing activities
Purchases of marketable securities	(81,177)	—
Proceeds from maturities of marketable securities	41,593	—
Purchases of property and equipment	(133,696)	(108,730)
Payments for asset and business acquisitions	—	(24,624)
Net cash used in investing activities	(173,280)	(133,354)
Cash flows from financing activities
Proceeds from Convertible Notes offering, net of issuance costs	—	195,716
Payment for capped call options	—	(23,969)
Proceeds from credit facility	3,500	15,000
Principal payments on credit facility	(778)	(15,875)
Payment of acquisition related consideration	(3,027)	—
Proceeds from exercise of stock options	470	9,979
Repurchase of common stock for retirement	(747)	—
Payments of finance leases and notes payable	(6,608)	(6,181)
Payments of withholding tax on net issuance of restricted stock units	(34,420)	(10,536)
Debt issuance costs	(1,815)	(695)
Payments to non-controlling interest	(1,003)	(614)
Net cash (used in) provided by financing activities	(44,428)	162,825
Effect of exchange rates on cash.	(13)	(65)
Net (decrease) increase in cash and cash equivalents	(109,011)	122,727
Cash and cash equivalents at beginning of year	149,412	26,685
Cash and cash equivalents at end of year	$40,401	$149,412
Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	$154	$—
Cash paid for taxes, net of refunds	$(20)	$565
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$39,037	$37,275
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$—	$5,068
Capitalized stock-based compensation included in property and equipment costs	$860	$789
Financed sale of intangible assets held for sale	$290	$—
Purchase price for asset and business acquisitions included in accrued expenses and other liabilities	$—	$4,913
Debt issuance costs included in accrued expenses and other liabilities	$—	$164
Tax effect on equity component of Convertible Notes	$—	$5,686

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net (loss) income attributable to common stockholders	$(5,172)	$416	$(10,296)	$(1,220)
Depreciation and amortization of property and equipment	18,112	22,068	70,862	78,837
Stock-based compensation expense	2,162	3,041	8,596	12,268
Amortization of intangible assets	1,206	1,203	4,571	3,710
Income tax benefit	(282)	(5,351)	(28)	(5,153)
Interest expense and amortization of debt discount	1,877	2,342	8,618	2,400
Interest income and other expense, net	(417)	(606)	(2,017)	(513)
Non-controlling interests	8	42	19	1,489
Restructuring charges	2,298	—	2,298	—
Adjusted EBITDA	$19,792	$23,155	$82,623	$91,818

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$27,639	$22,487	$108,710	$93,321
Purchases of property and equipment	(32,241)	(36,199)	(133,696)	(108,730)
Free cash flows	$(4,602)	$(13,712)	$(24,986)	$(15,409)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Military/multifamily	$23,965	$23,387	$97,899	$77,721
DAS	22,016	25,276	97,447	95,216
Wholesale—Wi-Fi	11,114	11,053	44,052	47,481
Retail	3,309	3,666	14,728	17,630
Advertising and other	3,652	4,426	9,664	12,773
Total revenue	$64,056	$67,808	$263,790	$250,821

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Key business metrics:
DAS nodes(1)	38.1	29.9	38.1	29.9
DAS nodes in backlog(2)	11.7	13.8	11.7	13.8
Subscribers—military(3)	133	138	133	138
Subscribers—retail(3)	81	122	81	122
Connects(4)	89,364	67,118	343,121	277,744

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)	This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Senior Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400